UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the registrant  ☒                             Filed by a party other than the registrant  ☐

Check the appropriate box:

☐	Preliminary proxy statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive proxy statement

☒	Definitive additional materials

☐	Soliciting material pursuant to Rule 14a-12

RUSSELL INVESTMENT COMPANY

(Name of Registrant as Specified in its Charter)

NOT APPLICABLE

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	1.	Title of each class of securities to which transaction applies:
	2.	Aggregate number of securities to which transaction applies:
	3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
	4.	Proposed maximum aggregate value of transaction:
	5.	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1.	Amount Previously Paid:
	2.	Form, Schedule or Registration Statement No.:
	3.	Filing Party:
	4.	Date Filed:

Subject Line: Update: Russell Investments Shareholder Proxy Process Continues

Banner: Shareholder votes still needed

As previously communicated, Russell Investments has initiated a proxy process as a result of the sale of Russell Investments by London Stock Exchange Group to TA Associates and Reverence Capital Partners.

We are making good progress on the proxy vote and we sincerely thank you for your assistance thus far. However, we are still seeking votes on a number of funds.

Shareholder participation is critical. Please urge your clients to vote.

Shareholders who have not yet voted their shares have now started receiving phone calls on our behalf from our proxy solicitation agent in addition to emails and/or hard copy mailings.

Please reassure your clients that proxy votes such as this are normal occurrences in mutual fund investing. This is a very important vote, and a minimum number of votes per fund must be received prior to the special shareholder meeting on May 3, 2016. Once a shareholder casts their vote(s), all calls and mailings will cease.

Attached is the talking points document for your reference.

Questions?

If you have any questions or concerns about this process, feel free to contact us at 800-787-7354 or service@Russell.com. If you prefer, request a follow-up at a time convenient to you by selecting the “Contact me” below.

Thank you for your continued confidence in Russell Investments.

Sincerely,

Russell Investments

THIS MATERIAL IS FOR FINANCIAL PROFESSIONAL USE ONLY AND

NOT FOR DISTRIBUTION TO CURRENT OR POTENTIAL INVESTORS.

Russell Investments is a trade name and registered trademark of Frank Russell Company, a Washington USA corporation, which operates through subsidiaries worldwide and is part of London Stock Exchange Group.

Securities products and services offered through Russell Financial Services, Inc., member FINRA (www.finra.org), part of Russell Investments.

Copyright© Russell Investments 2016. All rights reserved

First used April 2016 RFS 17115

To opt-out of receiving further email communications from Russell Investments similar in nature to this, please click here. We cannot process your request if you reply to this message. This email may include an offer from Russell Investments, 1301 Second Avenue, 18th Floor, Seattle, WA 98101.

Subject Line: Update: Russell Investments Shareholder Proxy Process Continues

Banner: Shareholder votes still needed

As previously communicated, Russell Investments has initiated a proxy process as a result of the sale of Russell Investments by London Stock Exchange Group to TA Associates and Reverence Capital Partners.

We are making good progress on the proxy vote and we sincerely thank you for your assistance thus far. However, we are still seeking votes on a number of funds.

Shareholder participation is critical. Please urge your clients to vote.

Shareholders who have not yet voted their shares have now started receiving phone calls on our behalf from our proxy solicitation agent in addition to emails and/or hard copy mailings.

Please reassure your clients that proxy votes such as this are normal occurrences in mutual fund investing. This is a very important vote, and a minimum number of votes per fund must be received prior to the special shareholder meeting on May 3, 2016. Once a shareholder casts their vote(s), all calls and mailings will cease.

Attached is the talking points document for your reference.

Questions?

If you have any questions or concerns about this process, feel free to contact us at 800-787-7354 or service@Russell.com. If you prefer, request a follow-up at a time convenient to you by selecting the “Contact me” below.

Special Note:

Wells Fargo Advisors, LLC will vote proxies on behalf of shareholders with respect to any Recommended or Pathways mutual funds held in their FundSource program account(s). Only shareholders who elected to retain proxy voting authority will receive the above proxy materials. Shareholders will continue to receive proxy materials for all other mutual funds and securities held in their account other than Recommended and Pathways mutual funds.

Thank you for your continued confidence in Russell Investments.

Sincerely,

Russell Investments

THIS MATERIAL IS FOR FINANCIAL PROFESSIONAL USE ONLY AND

NOT FOR DISTRIBUTION TO CURRENT OR POTENTIAL INVESTORS.

Russell Investments is a trade name and registered trademark of Frank Russell Company, a Washington USA corporation, which operates through subsidiaries worldwide and is part of London Stock Exchange Group.

Securities products and services offered through Russell Financial Services, Inc., member FINRA (www.finra.org), part of Russell Investments.

Copyright© Russell Investments 2016. All rights reserved

First used April 2016 RFS 17115 - Wells

To opt-out of receiving further email communications from Russell Investments similar in nature to this, please click here. We cannot process your request if you reply to this message. This email may include an offer from Russell Investments, 1301 Second Avenue, 18th Floor, Seattle, WA 98101.